UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2017

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2017, CareDx, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), with certain purchasers (each, a “Purchaser” and collectively, the “Purchasers”) pursuant to which, on March 15, 2017, the Company sold, in a private placement transaction, for an aggregate purchase price of $25 million, $27.78 million in aggregate principal amount of Senior Secured Debentures (the “Debentures”) and warrants (the “Warrants”) to purchase up to an aggregate of 1.25 million shares of the Company’s common stock (“Common Stock”), par value $0.001 per share (the “Financing”). The Company intends to use the net proceeds from this offering to repay its existing indebtedness under the Loan and Security Agreement dated as of January 30, 2015, as amended, between the Company and East West Bank (the “East West Bank Loan Agreement”) and to fund the commercialization of AlloSure.

The Debentures mature on February 28, 2020, accrue interest at 9.5% per year and are convertible into shares of Common Stock at a price of $4.56 per share (the “Conversion Price”) at the holder’s option. Additionally, after September 1, 2017, upon the satisfaction of certain conditions, including the volume weighted average price of the Common Stock exceeding 250% of the Conversion Price for twenty consecutive trading days, the Company can require that the Debentures be converted into Common Stock, subject to certain limitations. Commencing on March 1, 2018, each of the holders of the Debentures shall have the right, at its option, to require the Company to redeem up to $937,500 of the outstanding principal amount of its Debenture per month. The Company will be required to promptly, but in any event no more than one trading day after the holder delivers a redemption notice to the Company, pay the applicable redemption amount in cash or, at the Company’s election and subject to certain conditions, in shares of Common Stock. If the Company elects to pay the redemption amount in shares of Common Stock, then the shares will be delivered based on a price equal to the lesser of (a) a 12% discount to the average of the three lowest volume weighted average prices of the Common Stock over the prior 20 trading days, (b) a 12% discount to the prior trading day’s volume weighted average price, or (c) the Conversion Price. The Company may only opt for payment in shares of Common Stock if certain conditions are met.

The Company’s obligations under the Debentures can be accelerated upon the occurrence of certain customary events of default. In the event of default and acceleration of the Company’s obligations, the Company would be required to pay (i) 115% of all amounts of principal and interest then outstanding under the Debentures in cash if the Debenture is accelerated prior to March 1, 2018, (ii) 108% of all amounts of principal and interest then outstanding under the Debentures in cash if the Debenture is accelerated after March 1, 2018, but prior to March 1, 2019, and (iii) 105% of all amounts of principal and interest then outstanding under the Debentures in cash if the Debenture is accelerated after March 1, 2019. The Company’s obligations under the Debentures are secured under a Security Agreement by a senior lien on all of the Company’s assets, other than its interest in CareDx International AB (formerly known as Allenex AB), which is subject to a negative pledge prohibiting the incurrence of additional or replacement debt (the “Security Agreement”).

The Debentures contain customary affirmative and restrictive covenants and representations and warranties, including financial reporting obligations and limitations on dividends, indebtedness, liens, investments, distributions, transfers, corporate changes, deposit accounts and subsidiaries. The Company must also maintain a minimum cash amount at all times, achieve commercialization of AlloSure by a certain date and achieve certain gross profit targets for sales of its AlloMap product.

The Warrants have an exercise price of $5.00 (subject to adjustment in certain circumstances), will be exercisable commencing September 16, 2017 and will expire on September 15, 2022.

Pursuant to the SPA, the Company also agreed to seek approval of its stockholders of the issuance of the shares of Common Stock that may be issued by the Company upon the conversion or redemption of the Debentures or the exercise of the Warrants in excess of 4,269,522 shares.

In connection with the Financing, on March 15, 2017, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company agreed to prepare and file one or more registration statements with the Securities and Exchange Commission for the purpose of registering for resale any shares of Common Stock that may be issued by the Company upon the conversion or redemption of the Debentures or the exercise of the Warrants.

Craig Hallum Capital Group LLC (the “Placement Agent”) acted as the placement agent for the offering of the Debentures and the Warrants and the Company agreed to pay the Placement Agent a fee equal to 3% of the gross proceeds actually received by the Company from the sale of the Debentures.

The foregoing descriptions of the SPA, the Security Agreement, the Debentures, the Warrants and the Registration Rights Agreement (collectively, the “Financing Documents”) do not purport to be complete and are qualified in their entireties by reference to the full texts of the of SPA, Security Agreement, the form of Debenture, the form of Warrant and Registration Rights Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 respectively, to this Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Financing Documents were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Financing Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Financing Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Financing Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

On the March 15, 2017, the Company paid off all obligations owing under, and terminated, the East West Bank Loan Agreement. The East West Bank Loan Agreement permitted the Company to borrow up to an aggregate principal amount of $20.0 million. The East West Bank Loan Agreement was secured by substantially all of the Company’s assets. The secured interests under the East West Bank Loan Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2017, the Company issued a press release announcing its preliminary financial results for the quarter and year ended December 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the press release is attached hereto as Exhibit 99.1, is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Debentures set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02 in its entirety. The Company issued the Debentures and the Warrants to the Purchasers in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including representations with respect to the each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent.

Item 8.01. Other Events.

The Financing

On March 15, 2017, the Company issued the press release attached hereto as Exhibit 99.2 announcing the Financing.

Litigation Settlement

As previously reported by the Company, on April 25, 2016, Oberland Capital SA Davos LLC (“Oberland”) filed a breach of contract claim against the Company in the Supreme Court of the State of New York, County of New York (the “Complaint”), alleging, among other things, that the Company breached certain provisions of the amended and restated commitment letter and the restated fee letter that it entered into with Oberland on February 8, 2016. Pursuant to the Complaint, Oberland sought damages against the Company in the amount of at least $1.4 million, plus costs and expenses, including the fees and expenses of Oberland’s attorneys. As a result, the Company previously accrued the amount being claimed by Oberland of $1.4 million. On July 15, 2016, the Company filed an answer and made counterclaims against Oberland (the “Answer”), generally denying the claims asserted by Oberland in the Complaint and asserting fraudulent inducement and breach of contract counterclaims against Oberland. Pursuant to the Answer, the Company sought dismissal of the Complaint in its entirety, recession of all agreements with Oberland and damages of not less than $1.3 million, together with interest and punitive damages, if deemed appropriate under applicable law, and costs and disbursements of the action, including reasonable attorneys’ fees.

Effective as of March 2, 2017, the Company and Oberland settled the matters covered by the Complaint and the Answer (the “Settlement”). Pursuant to the Settlement, the Company paid Oberland $600,000 and each party agreed to forever release and not to sue the other party with respect to the claims asserted in the Complaint and the Answer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Form of 9.5% Original Issue Discount Senior Secured Debenture issued to the Purchasers on March 15, 2017.

4.2	Form of Common Stock Purchase Warrant issued to the Purchasers on March 15, 2017.

4.3	Registration Rights Agreement dated March 15, 2017 between CareDx, Inc. and the Purchasers.

10.1	Securities Purchase Agreement dated March 15, 2017 between CareDx, Inc. and the Purchasers.

10.2	Security Agreement dated March 15, 2017 between CareDx, Inc. and JGB Collateral LLC.

99.1	Press Release dated March 15, 2017 regarding the preliminary financial results of CareDx, Inc.

99.2	Press release dated March 15, 2017 regarding the financing with the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017	CAREDX, INC.

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer